Report of
Independent
Registered Public
Accounting Firm


To the Board of
Trustees of Equinox
Funds Trust
and the
Shareholders of
Equinox
EquityHedge U.S.
Strategy Fund


In planning and
performing our audit
of the financial
statements of
Equinox
EquityHedge U.S.
Strategy Fund (the
Fund), a series of
the Equinox Funds
Trust, as of and for
the year ended June
30, 2015, in
accordance with the
standards of the
Public Company
Accounting
Oversight Board
(United States), we
considered the
Fund's internal
control over financial
reporting, including
controls over
safeguarding
securities, as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, but not
for the purpose of
expressing an
opinion on the
effectiveness of the
Fund's internal
control over financial
reporting.
Accordingly, we
express no such
opinion.

The management of
the Fund is
responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls. A
fund's internal
control over financial
reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting
and the preparation
of financial
statements for
external purposes in
accordance with
generally accepted
accounting principles
(GAAP). A fund's
internal control over
financial reporting
includes those
policies and
procedures that (a)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and fairly
reflect the
transactions and
dispositions of the
assets of the fund;
(b) provide
reasonable
assurance that
transactions are
recorded as
necessary to permit
preparation of
financial statements
in accordance with
GAAP, and that
receipts and
expenditures of the
fund are being made
only in accordance
with authorizations
of management and
directors of the fund;
and (c) provide
reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
fund's assets that
could have a
material effect on the
financial statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions, or that
the degree of
compliance with the
policies or
procedures may
deteriorate.

A deficiency in
internal control over
financial reporting
exists when the
design or operation
of a control does not
allow management
or employees, in the
normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
material weakness is
a deficiency, or
combination of
deficiencies, in
internal control over
financial reporting,
such that there is a
reasonable
possibility that a
material
misstatement of the
Fund's annual or
interim financial
statements will not
be prevented or
detected on a timely
basis.

Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and
would not
necessarily identify
all deficiencies in
internal control that
might be material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we noted
no deficiencies in the
Fund's internal
control over financial
reporting and its
operation, including
controls over
safeguarding of
securities that we
consider to be a
material weakness
as defined above as
of June 30, 2015.


This report is
intended solely for
the information and
use of management
and the Board of
Trustees of the Fund
and the Securities
and Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.



Denver, Colorado
August 31, 2015